FORBEARANCE AGREEMENT

IN CONSIDERATION of the covenants and conditions hereafter expressed, this Forbearance Agreement is entered into between Private Capital Group, Inc., a Utah corporation ("Lender"), NorthCut Refining, LLC, a Wyoming limited liability company ("Borrower"), Interline Resources Corporation, a Utah corporation ("Guarantor"), and Michael R Williams (as an individual "Investor"). The parties represent and agree as follows:

I. REPRESENTATIONS

A. Borrower and Guarantor executed and delivered to Lender a Construction Loan Agreement, Deeds of Trust, All Assets Security Agreement, Guaranty Agreement, Promissory Note and other loan documents related to a loan ("Loan") in the original amount of $11,500,000.00 (collectively "Loan Documents"), all dated on or about September 10, 2007. The Deeds of Trust were amended on April 30, 2008. Interline Resources Corporation ("Interline") executed and delivered to Lender Deeds of Trust also dated September 10,2007 and amended April 30, 2008. The Loan Documents were amended to increase the amount available to $12,700,000.00.

B. The loan has been fully drawn.

C. Michael R. Williams is an Investor in Borrower and Guarantor, either directly or indirectly.

D. On July 14, 2008, Lender declared a default on the Loan.

E. The principal balance due is $12,700,000.00 as of July 31,2008, together with interest, costs, fees and attorneys' fees.

F. One or more Events of Default (as defined in the Loan Documents) have occurred and are continuing under the Loan because Borrower has failed to make payment of either principal or interest when due on the Note.

G. Lender had the present right, pursuant to the terms of the Loan, to declare the indebtedness evidenced by the Loan Documents to be immediately due and payable, to collect the indebtedness due to Lender, to make demand upon the Guarantor to honor its Guaranty, and to exercise any legal or equitable remedies available to Lender against the security, Borrower, or the Guarantor.

H. Borrower requested on August 4, 2008 that Lender forbear, for a period of time, from exercising its respective rights and remedies available at law, in equity, by agreement, or otherwise as a result of the Event of Default.

I. Borrower and Lender entered into a forbearance agreement on August 6, 2008 and pursuant to such agreement, Borrower or Guarantor were required to pay in full all employees, mechanics, materialmen and all persons or entities owed money related to the Property (as defined in the Loan Documents) by September 8,2008.

J. Borrower failed to satisfy the tenns of the forbearance agreement dated August 6, 2008 and therefore Lender had the present right, pursuant to the terms of the Loan, to declare the indebtedness evidenced by the Loan Documents to be immediately due and payable, to collect the indebtedness due to Lender, to make demand upon the Guarantor to honor its Guaranty, and to exercise any legal or equitable remedies available to Lender against the security, Borrower, or the Guarantor.

K. Borrower again requested on September 3, 2008 that Lender forbear, for a period of time, from exercising its respective rights and remedies available at law, in equity, by agreement, or otherwise as a result of the Event of Default.

L. Borrower and Lender entered into a forbearance agreement on September 3, 2008 and pursuant to such agreement, Borrower or Guarantor were required to: (i) pay in full all employees, mechanics, materialmen and all persons or entities owed money related to the Property (as defined in the Loan Documents) by September 5, 2008; and (ii) cause crude oil to be delivered to the crude oil refinery located on the Property and refined thereon, on or before October 1,2008.

M. Borrower and Guarantor were unable to pay the required amounts on or before September 5, 2008, and have failed to cause crude oil to be delivered to the crude oil refinery located on the Property and refined thereon, on or before October 1, 2008, and therefore have requested that Lender forbear again, for a period of time, from exercising its respective rights and remedies available at law, in equity, by agreement, or otherwise as a result of the Event of Default.

N. Upon the terms and conditions contained herein, Lender is prepared, for a limited period of time, to forbear from the exercise of such rights and remedies.

O. The forbearance by Lender from the current exercise of its respective rights and remedies, as described in this Forbearance Agreement, shall result in a direct and tangible benefit to Borrower, Guarantor and Investor.

II. BORROWER'S, GUARANTOR'S AND INVESTORS' ACKNOWLEDGMENTS

A. Borrower, Guarantor and Investor acknowledge that: (i) material Events of Default exists under the Loan in that Borrower has failed to cure the defaults and comply with the prior agreements, and (ii) Guarantor has also failed to cure the same defaults and honor its Guaranty.

B. Borrower, Guarantor and Investor acknowledge that: (i) material Events of Default exists under the preceding forbearance agreements in that Borrower has failed to comply with the terms of the prior agreements and therefore all prior agreements and the terms contained therein are superseded by the terms contained herein.

C. Timely, adequate, and proper notice of the occurrence of such Event of Default under the Loan has been given by Lender and received by Borrower, Guarantor and Investor (or Borrower, Guarantor and Investor waive any requirements of notice).

D. The Event of Default is continuing and has not been timely cured by Borrower or Guarantor.

E. Lender has not waived its respective rights and remedies with respect to the Loan.

F. Lender has the present right to accelerate the principal balance due and owing on the Loan.

G. Borrower, Guarantor and Investor acknowledge that Lender shall record notices of default and deliver them to all parties required by statute and this Agreement in no way shall restrict Lender from taking such actions.

H. Borrower's and Guarantor's liabilities are in full force and effect.

I. Borrower, Guarantor and Investor acknowledge that the current fair market value of the Property (as such term is defined in the Loan Documents) is approximately Twenty Million and Noll 00 Dollars ($20,000,000.00).

FORBEARANCE BY LENDER

Pursuant to the request of Borrower and Guarantor, Lender agrees to forbear from the exercise of its rights and remedies under the Loan to foreclose the security, at law or in equity or otherwise available to Lender as a result of the Event of Default under the Loan, excepting Lender's right to record a notice of default which is expressly authorized hereunder, until the earliest to occur of the following times:

1. January 30, 2009;

2. The occurrence of any default under this Forbearance Agreement and the failure of Borrower or Guarantor to timely cure any default after any written notice;

3. The occurrence of any Event of Default under the Loan (other than continuation of Events of Default as described in the paragraph entitled "Representations") and the failure of Borrower or Guarantor to timely cure any default after written notice.

From the execution of this Forbearance Agreement to the earliest of the above dates is referred to as the "Forbearance Period." Notwithstanding anything to the contrary contained herein, Late Fees shall be charged retroactively back to the date any payments became due if any Event of Default occurs hereunder or under the Loan.

B. During the Forbearance Period, except to declare any default under this Forbearance Agreement and to protect the Lender's security interest, neither Lender, nor Borrower, nor Guarantor shall take any action toward each other to file any lawsuit or arbitration proceedings to enforce the rights under the Loan.

C. During the Forbearance Period and as a condition to the continuation of the forbearance, Borrower and Guarantor covenant and agree as follows:

1. Borrower and Guarantor shall provide copies of invoices paid along with all supporting documents including copies of checks, credit receipts or fund transfer notifications related to any use of any funds received by Borrower or Guarantor. Borrower or Guarantor shall provide this financial information each Friday commencing on October 17, 2008 the last report being required on January 23, 2008.

2. Borrower or Guarantor shall pay in full all employees, insurance premiums and other costs associated with the operation and maintenance of the Property by October 17, 2008. Further, Borrower or Guarantor shall continue to pay in full all employees, mechanics, materialmen and all persons or entities owed money related to the Property during the term of this Forbearance Agreement.

3. Borrower or Guarantor shall cause crude oil to be delivered to the crude oil refinery located on the Property and refined thereon, on or before October 17,2008.

4. Borrower shall make payments to Lender of at least Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) on December 1, 2008 and again on January 1, 2009.

5. Lender shall have access to inspect, audit, and copy Borrower's and Guarantor's records, files, and books and to examine and inspect collateral granted as security for the Loan. Borrower shall reimburse Lender for all of Lender's out-of-pocket expenses associated with its audit, inspection, and examination.

IV. MISCELLANEOUS

No amendment, modification, termination, or waiver of any provision of this Forbearance Agreement shall be effective unless the same shall be in writing and signed by both parties.

A. Notices. All notices and other communication provided for under this Forbearance Agreement shall be in writing and mailed, transmitted, or delivered to the respective party at the address shown below their respective signature to this Forbearance Agreement or at such other addresses as should be designated by such parties in a written notice to the other party complying with the delivery terms of this section.

B. No Waiver. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver.

C. Costs, Expenses, and Taxes. Borrower agrees to pay, upon demand, all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of this Forbearance Agreement and any amendment, modification, or supplement to this Forbearance Agreement including, without limitation, the fees and out-of-pocket expenses of counsel for Lender incurred in connection with advising Lender as to its rights and responsibilities hereunder. If Borrower is not able to timely pay these expenses, Borrower authorizes Lender to add such expenses to the principal balance due and owing under the Loan.

D. No Lien Termination Without Release. In recognition of Lender's right to have all of its attorneys' fees and expenses incurred in connection with this Forbearance Agreement secured by the collateral, notwithstanding payment in full of obligations by Borrower to Lender, Lender shall not be required to record any termination or satisfaction of any of its liens on the collateral for the Loan unless and until Borrower, Guarantor and Investor have executed and delivered to Lender general releases releasing Lender from any liability that is connected to the credit extended hereunder.

E. Disclaimer for Negligence. Lender shall not be liable for any claims, demands, losses or damages, made or claimed, suffered by Borrower, Guarantor or Investor, except as such may arise through or could be caused by Lender's gross negligence or willful misconduct.

F. Limitation of Consequential Damages. No party shall be responsible for lost profits of the other arising from any breach of contract, tort, or for any wrong arising from the negotiation ofthis Forbearance Agreement or under the Loan Documents.

G. Notices to Third Party. Lender shall have the right, at any time, to give any affiliated company, guarantor, participant or subordinated creditor notice of any information or act relating to this Forbearance Agreement or the underlying Loan that Lender may deem necessary or desirable in Lender's sole discretion including, without limitation, Borrower's financial condition.

H. Negotiations with Purchasers of the Security. As a result of Borrower's, Guarantor's and Investor' financial condition, Lender may inquire or may receive inquiries concerning the security for the Loan. Borrower hereby authorizes and directs Lender to convey any information about the Loan and to discuss any information Lender has concerning the collateral for the Loan. Borrower, Guarantor and Investor hereby state that it is in their best interest that Lender openly discuss the Loan and the collateral and, therefore, they hereby waive any claim that they may have against Lender and release it from any liability as a result of discussions concerning the Loan or Borrower's, Guarantor's or Investor' financial condition or the collateral for the Loan.

I. Information to Participants. Lender may furnish any financial or other information concerning Borrower or any of its subsidiaries to any participant.

J. Governing Law. This Forbearance Agreement shall be governed and construed in accordance with the laws of the State of Utah.

K. Jurisdiction. Borrower, Guarantor and Investor submit themselves and their property to the jurisdiction and venue of the Third Judicial District Court in and for Salt Lake County, State of Utah.

L. Waiver of Jury Trial. Borrower, Guarantor and Investor waive any right to trial by jury and consent to the granting of such legal and equitable relief as being deemed reasonable by a judge of the Third Judicial District Court in and for Salt Lake County, State of Utah.

M. Rule of Construction. This Forbearance Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Forbearance Agreement shall be construed strictly against Lender, Borrower, Guarantor or Investor under any rule of construction or otherwise.

N. Operating Agreement. Borrower, Guarantor and Investor waive any rights they may have under the Articles of Organization or Operating Agreement of Borrower to require Lender or its participants to provide any capital or pay any expenses to or for Borrower.

O. Counterparts. This Forbearance Agreement may be executed in multiple counterparts, each of which shall be original, and all of which, taken together, shall constitute but one and the same agreement among the parties, successors, and assigns. This Forbearance Agreement shall be binding upon the parties, successors, and assigns. The parties agree to accept facsimile and electronic signatures as originals.

P. Time is of the Essence. Time is of the essence under this Forbearance Agreement.

Q. No Partnership. The parties do not by this Agreement, in any way or for any purpose, become partners or joint venture’s of each other in the conduct of their respective businesses or otherwise.

R. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

S. Exhibits. Each exhibit attached to and referred to in this Agreement is hereby incorporated by reference as though set forth in full where referred to (by letter or description) herein.

T. Waiver of Claims. Borrower, Guarantor and Investor hereby waive and release any known or unknown claims, counterclaims, causes of action, or suits ("Claims") of any kind, character, or nature whatsoever, fixed or contingent, which Borrower, Guarantor or Investor may have or claim against Lender which may arise out of or be connected with any acts of commission or omission by Lender existing or occurring on or prior to the date of this Forbearance Agreement including, without limitation, any Claims arising which are in any way related to the Loan, collateral for the Loan, or the Guaranty, NorthCut Refining, LLC or the operation thereof. This Section V Paragraph T shall survive the termination of this Forbearance Agreement.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto represent that this Forbearance Agreement was signed by authority duly given this 10th day of October, 2008.

LENDER:

PRIVATE CAPITAL GROUP, INC., a Utah corporation

Signature: /s/ Jared L. Lucero

Name: Jared L. Lucero, President Address: 486 West 50 North American Fork, Utah 84003

INVESTOR:

MICHAEL R. WILLIAMS,

BORROWER:

NORTHCUT REFINING, LLC, a Wyoming limited liability company

Signature: /s/ Michael R. Williams

Michael R. Williams, President of Interline Resources Corporation, Manager of Borrower

Michael R. Burke, Manager" of PCG Midstream, LLC, Manager of Borrower

Signature: /s/ Michael R. Burke

Michael R. Burke, Manager of Northcut Holdings, LLC, Manager of Borrower

Signature: /s/ Michael R. Burke

Address: 160 West Canyon Crest Alpine, Utah 84004

GUARANTOR:

INTERLINE RESOURCES CORPORATION By:

Signature: /s/ Michael Williams

By: Michael Williams, President

IN WITNESS WHEREOF, the parties hereto represent that this Forbearance Agreement was signed by authority duly given this l0th day of October, 2008.

LENDER: BORROWER:

PRIVATE CAPITAL GROUP, INC., a Utah

NORTHCUT REFINING, LLC, a Wyoming corporation limited liability company

By: /s/ Jared L. Lucero

By: /s/ Michael R. Williams

Name: Jared L. Lucero, President

Michael R. Williams, President of Interline Address: 486 West   50 North

By: /s/ Michael R. Burke

Michael R. Burke, Manager of PCG Midstream, LLC, Manager of Borrower

By: /s/ Michael R. Burke

Michael R. Burke, Manager of Northcut Holdings, LLC, Manager of Borrower

Address: 160 West Canyon Crest Alpine, Utah 84004

INVESTOR:

GUARANTOR:

/s/  Michael R. Williams

INTERLINE RESOURCES CORPORATION

MICHAEL  R. WILLIAMS, Individually

Address: 160 West Canyon Crest

By: /s/ Michael R. Williams

Alpine, Utah

Michael R. Williams, President

Address: 160 West Canyon Crest

Alpine, Utah 84004